Residential Funding Securities Corporation


This information was prepared by Bear, Stearns & Co. Inc. in its capacity as lead underwriter. This information was prepared for informational purposes only. It is not an offer to buy or sell any MBS/ABS instrument. In the event of such offering, this information is deemed superseded & amended entirely by a Prospectus or Prospectus Supplement. It is not an official confirmation of terms and is based on information generally available to the public from sources believed to be reliable. No representation is made of accuracy or completeness or that any returns indicated will be achieved. Any changes to assumptions may have a material impact on returns. Past performance is not indicative of future results. The related security may only be transferred in accordance with U.S. or other relevant securities laws and according to the terms of such security. -- Residential Funding Corporation and affiliates, Residential Funding Securities Corporation and RFSC International Limited.

Worldwide Capital Partner


New Issue Computational Materials
---------------------------------
$583,771,000 (Approximate)
Home Loan-Backed Notes,
Series 2000-HI4

Residential Funding Mortgage Securities II, Inc.
Depositor

Home Loan Trust 2000-HI4
Issuer

Residential Funding Corporation
Seller and Master Servicer

September 6, 2000

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Residential Funding Securities Corp. ("RFSC"), not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representation regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information," please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (economic prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested as assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates RFSC has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value RFSC assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. RFSC. and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. RFSC shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from RFSC.

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 1 of 10)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I (as of the Statistical Cut-off Date)

 Total Number of Loans:                            14,904
 Initial Principal Balance:               $555,523,398.67
 Average Loan Balance:                         $37,273.44


                                                  Wtd Avg            Range

 Home Loan Rate:                                  13.973%     (9.095% - 19.760%)
 Remaining Term (months):                             2           (56 - 360)
 Original Term (months):                              234         (60 - 360)


 Combined Loan-to-Value Ratio:                    116.12%
 Credit Score:                                        696
 Debt-to-Income Ratio:                             40.04%


 Lien Position:

    First Lien                                      0.03%
    Junior Lien                                    99.97%


 Property Type:

    Single Family Residence                        90.37%
    Planned Unit Development                        5.39%
    Condominium                                     2.85%
    Townhouse                                       0.96%
    Other                                           0.43%


 Loan Purpose:

    Debt Consolidation                             85.15%
    Cash Out Refinance                             10.19%
    DC & HI Combo                                   3.28%
    Other                                           1.38%


 Geographic Concentration:                      CA: 9.59%
    (States representing at least 5% of the     FL: 6.96%
     Group I principal balance as of the        MD: 5.52%
     Statistical Cut-off Date)                  PA: 5.21%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 2 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group I

    Home Loan Rates

       Range of           Number of      Statistical Cut-off   Percentage of
                                                Date
    Loan Rates (%)         Home Loans     Principal Balance    Home Loan Pool

 ------------------------  ----------------------------------------------------
     9.001 to 9.500            8          $183,637.05            0.03%
     9.501 to 10.000          12           280,201.16            0.05%
    10.001 to 10.500          37           960,931.53            0.17%
    10.501 to 11.000          51         1,417,896.79            0.26%
    11.001 to 11.500          77         2,067,527.75            0.37%
    11.501 to 12.000         504        18,663,099.59            3.36%
    12.001 to 12.500         748        29,411,248.56            5.29%
    12.501 to 13.000       2,666       105,814,508.90           19.05%
    13.001 to 13.500       1,896        76,027,142.00           13.69%
    13.501 to 14.000       3,085       119,740,413.95           21.56%
    14.001 to 14.500       1,511        56,270,601.17           10.13%
    14.501 to 15.000       1,830        65,852,325.80           11.85%
    15.001 to 15.500         696        24,578,063.28            4.42%
    15.501 to 16.000         213         7,049,062.38            1.27%
    16.001 to 16.500         160         5,035,059.05            0.91%
    16.501 to 17.000         802        24,038,518.76            4.33%
    17.001 to 17.500         291         8,794,032.45            1.58%
    17.501 to 18.000         288         8,486,724.29            1.53%
    18.001 or greater         29           852,404.21            0.15%
                           ----------------------------------------------
          Total           14,904      $555,523,398.67          100.00%


Current Home Loan Principal Balances

Range of Current            Number of     Statistical Cut-off    Percentage of
                               Date
Home Loan Amounts          Home Loans      Principal Balance     Home Loan Pool
---------------------   -------------------------------------------------------
          Up to              2,681          $56,402,118.39          10.15%
   $25,000.00

  $25,000.01 to             10,135          371,196,206.80          66.82%
   $50,000.00

  $50,000.01 to              2,078          127,069,822.89          22.87%
   $75,000.00

  $75,000.01 to                 10              855,250.59           0.15%
   $100,000.00
                        -------------------------------------------------------
      Total                  14,904        $555,523,398.67         100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 3 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I

Combined Loan-to-Value Ratios

   Range of Combined      Number of Home    Statistical Cut-off   Percentage of
                              Date
 Loan-to-Value Ratios      Home Loans       Principal Balance    Home Loan Pool

          (%)
------------------------   ---------------------------------------------------
      Up to 70.00                  49        $1,394,360.24            0.25%
    70.01 to 75.00                 52         1,552,634.39            0.28%
    75.01 to 80.00                159         4,285,228.61            0.77%
    80.01 to 85.00                 64         1,772,980.26            0.32%
    85.01 to 90.00                142         4,068,545.83            0.73%
    90.01 to 95.00                358        10,472,355.91            1.89%
    95.01 to 100.00               486        14,948,264.87            2.69%
   100.01 to 105.00               917        30,702,059.54            5.53%
   105.01 to 110.00             1,558        54,446,030.96            9.80%
   110.01 to 115.00             2,330        83,833,651.69           15.09%
   115.01 to 120.00             2,869       109,595,290.40           19.73%
   120.01 to 125.00             5,916       238,251,453.86           42.89%
  Greater than 125.00               4           200,542.11            0.04%
                           ---------------------------------------------------
         Total                 14,904      $555,523,398.67          100.00%


Months Remaining to Maturity

Months Remaining            Number of      Statistical Cut-off   Percentage of
                                                Date
   to Maturity              Home Loans      Principal Balance    Home Loan Pool

---------------------   ------------------------------------------------------
     0 to 96                       49        $1,280,665.75            0.23%
    97 to 108                       4           141,437.73            0.03%
   109 to 120                     576        17,730,095.86            3.19%
   121 to 144                      11           451,511.12            0.08%
   145 to 156                       9           280,984.31            0.05%
   157 to 168                      61         2,047,826.79            0.37%
   169 to 180                   6,728       230,574,821.05           41.51%
   181 to 288                   2,124        84,762,998.93           15.26%
   289 to 300                   5,341       218,232,057.13           39.29%
Greater than 300                    1            21,000.00            0.00%
                         -----------------------------------------------------
        Total                  14,904      $555,523,398.67          100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 4 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group I

Year of Origination

                          Number of      Statistical Cut-off     Percentage of
                                             Date
  Year of Origination     Home Loans     Principal Balance       Home Loan Pool
------------------------ -------------------------------------------------------
         1996                   1             $37,137.43            0.01%
         1997                   6             184,657.05            0.03%
         1998                  29             951,999.27            0.17%
         1999                 167           6,005,536.75            1.08%
         2000              14,701         548,344,068.17           98.71%
                         -----------------------------------------------
         Total             14,904        $555,523,398.67          100.00%



Geographic Distribution of Mortgaged Properties

                       Number of      Statistical Cut-off    Percentage of
                                      Date
 State                 Home Loans     Principal Balance      Home Loan Pool

-----------------    -----------------------------------------------------
  California           1,278           $53,283,154.00            9.59%
  Florida              1,038            38,643,737.26            6.96%
  Maryland               839            30,649,005.96            5.52%
  Pennsylvania           796            28,969,498.87            5.21%
  Virginia               744            27,573,194.35            4.96%
  Ohio                   631            23,110,850.36            4.16%
  Illinois               527            19,955,729.87            3.59%
  North Carolina         540            19,406,709.22            3.49%
  Indiana                519            18,905,901.59            3.40%
  Georgia                485            17,658,248.31            3.18%
  Arizona                455            17,186,854.86            3.09%
  Alabama                458            15,476,253.63            2.79%
  Michigan               409            15,106,533.73            2.72%
  Missouri               421            14,197,240.49            2.56%
  New York               391            14,157,386.34            2.55%
  Washington             362            14,084,308.47            2.54%
  Colorado               320            13,687,133.56            2.46%
  Wisconsin              306            11,285,447.53            2.03%
  Other (<2%)          4,385           162,186,210.27           29.20%
                      ---------------------------------------------------
         Total        14,904          $555,523,398.67          100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 5 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group I

Debt-to-Income Ratio

                           Number of      Statistical Cut-off    Percentage of
                                                 Date
Debt-to-Income Ratio (%)   Home Loans      Principal Balance     Home Loan Pool
-----------------------  -----------------------------------------------------
     Up to 20.00               95        $2,955,974.27            0.53%
  20.01 to 25.00              384        12,602,844.06            2.27%
  25.01 to 30.00            1,191        41,090,435.45            7.40%
  30.01 to 35.00            2,232        78,792,505.32           14.18%
  35.01 to 40.00            3,356       121,296,835.02           21.84%
  40.01 to 45.00            5,155       189,491,076.06           34.11%
  45.01 to 50.00            2,491       109,293,728.49           19.67%
                         -----------------------------------------------------
       Total               14,904      $555,523,398.67          100.00%


Credit Scores

    Range of                 Number       Statistical Cut-off    Percentage of
                                                 Date
  Credit Scores            Home Loans     Principal Balance      Home Loan Pool

---------------------   ------------------------------------------------------
  620 to 639                   19          $506,822.74            0.09%
  640 to 659                1,417        41,974,489.99            7.56%
  660 to 679                3,548       127,387,146.59           22.93%
  680 to 699                3,726       141,800,072.41           25.53%
  700 to 719                3,130       127,619,643.43           22.97%
  720 to 739                1,795        69,877,841.94           12.58%
  740 to 759                  895        33,344,333.72            6.00%
  760 to 779                  312        11,024,839.93            1.98%
  780 to 799                   56         1,805,336.11            0.32%
800 or greater                  6           182,871.81            0.03%
                        ------------------------------------------------------
      Total                14,904      $555,523,398.67          100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 6 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group II (as of the Statistical Cut-off Date)

Total Number of Loans:                               491
Initial Principal Balance:                $28,248,934.44
Average Loan Balance:                         $57,533.47

                                                 Wtd Avg              Range

Home Loan Rate:                                  13.485%     (9.870% - 17.874%)
Remaining Term (months):                             248             (46 - 300)
Original Term (months):                              250             (60 - 300)

Combined Loan-to-Value Ratio:                    113.50%
Credit Score:                                        705
Debt-to-Income Ratio:                             42.40%

Lien Position:

   First Lien                                      0.00%
   Junior Lien                                   100.00%

Property Type:

   Single Family Residence                        84.06%
   Planned Unit Development                       13.80%
   Condominium                                     1.21%
   Other                                           0.93%

Loan Purpose:

   Debt Consolidation                             80.34%
   Cash Out Refinance                             12.09%
   DC & HI Combo                                   4.90%
   Other                                           2.67%

Geographic Concentration:                     CA: 31.27%
   (States representing at least 5% of the    MD: 10.96%
    Group II principal balance as of the       VA: 9.23%
    Statistical Cut-off Date)

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 7 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group II

  Home Loan Rates

    Range of              Number of        Statistical Cut-off   Percentage of
                                                 Date
  Loan Rates (%)          Home Loans       Principal Balance     Home Loan Pool
---------------------   --------------------------------------------------------
  9.501 to 10.000               1           $16,515.51            0.06%
 11.001 to 11.500               1            75,000.00            0.27%
 11.501 to 12.000              23         1,417,733.24            5.02%
 12.001 to 12.500              41         2,474,410.24            8.76%
 12.501 to 13.000             114         7,130,719.62           25.24%
 13.001 to 13.500              91         5,382,074.40           19.05%
 13.501 to 14.000             105         6,226,286.87           22.04%
 14.001 to 14.500              40         2,022,683.01            7.16%
 14.501 to 15.000              44         2,150,649.79            7.61%
 15.001 to 15.500              14           722,933.14            2.56%
 15.501 to 16.000               1            49,987.20            0.18%
 16.001 to 16.500               1            34,890.42            0.12%
 16.501 to 17.000              12           440,289.96            1.56%
 17.501 to 18.000               3           104,761.04            0.37%
                         -----------------------------------------------
       Total                  491       $28,248,934.44          100.00%



Current Home Loan Principal Balances

Range of Current           Number of     Statistical Cut-off   Percentage of
                                              Date
Home Loan Amounts          Home Loans    Principal Balance     Home Loan Pool
---------------------   -------------------------------------------------------
       Up to                   7          $140,700.55           0.50%
   $25,000.00

  $25,000.01 to              178         7,655,515.29          27.10%
   $50,000.00

  $50,000.01 to              293        19,249,909.23          68.14%
   $75,000.00

  $75,000.01 to               13         1,202,809.37           4.26%
   $100,000.00

                        -------------------------------------------------------
      Total                  491       $28,248,934.44         100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 8 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group II

 Combined Loan-to-Value Ratios

  Range of Combined      Number of Home    Statistical Cut-off    Percentage of
                                                  Date
 Loan-to-Value Ratios      Home Loans      Principal Balance      Home Loan Pool
           (%)
 ------------------------   ------------------------------------------------
       Up to 70.00                  2           $72,976.04            0.26%
     70.01 to 75.00                 1            16,515.51            0.06%
     75.01 to 80.00                 1            75,000.00            0.27%
     80.01 to 85.00                 1            43,028.85            0.15%
     85.01 to 90.00                 7           398,099.61            1.41%
     90.01 to 95.00                16           800,275.42            2.83%
     95.01 to 100.00               22         1,138,085.46            4.03%
    100.01 to 105.00               36         2,017,158.92            7.14%
    105.01 to 110.00               93         4,955,679.48           17.54%
    110.01 to 115.00              101         5,528,384.88           19.57%
    115.01 to 120.00               92         5,778,347.24           20.46%
    120.01 to 125.00              119         7,425,383.03           26.29%
                            ------------------------------------------------
          Total                   491       $28,248,934.44          100.00%


 Months Remaining to Maturity

   Months Remaining         Number of       Statistical Cut-off   Percentage of
                                                Date
    to Maturity             Home Loans      Principal Balance     Home Loan Pool
 ------------------------   -----------------------------------------------
        Up to 96                   3          $152,792.46            0.54%
       109 to 120                 10           461,195.42            1.63%
       145 to 156                  1            57,887.35            0.20%
       157 to 168                  3            92,694.03            0.33%
       169 to 180                152         8,372,096.67           29.64%
       181 to 288                 83         4,640,196.18           16.43%
       289 to 300                239        14,472,072.33           51.23%
                            -----------------------------------------------
          Total                  491       $28,248,934.44          100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 9 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group II

Year of Origination

                          Number of       Statistical Cut-off    Percentage of
                                                 Date
 Year of Origination      Home Loans      Principal Balance      Home Loan Pool
-----------------------   --------------------------------------------------
        1998                 1             $49,584.14                0.18%
        1999                 7             331,602.55                1.17%
        2000               483          27,867,747.75               98.65%
                          --------------------------------------------------
        Total              491         $28,248,934.44              100.00%




Geographic Distribution of Mortgaged Properties

                         Number of       Statistical Cut-off     Percentage of
                                                 Date
State                    Home Loans      Principal Balance      Home Loan Pool
-----------------------   --------------------------------------------
 California                  147        $8,832,965.00               31.27%
 Maryland                     52         3,096,780.54               10.96%
 Virginia                     43         2,606,697.56                9.23%
 Illinois                     25         1,217,099.15                4.31%
 Pennsylvania                 18         1,024,795.68                3.63%
 Colorado                     17           975,805.14                3.45%
 Washington                   16           867,365.70                3.07%
 Massachusetts                15           839,924.42                2.97%
 Ohio                         15           821,207.35                2.91%
 Michigan                     13           716,354.29                2.54%
 Arizona                      12           681,391.17                2.41%
 Florida                       9           574,493.76                2.03%
 Other (<2%)                 109         5,994,054.68               21.22%
                          ---------------------------------------------
        Total                491       $28,248,934.44              100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 10 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

Debt-to-Income Ratio

                            Number of      Statistical Cut-off   Percentage of
                                                Date
 Debt-to-Income Ratio (%)   Home Loans    Principal Balance      Home Loan Pool
-------------------------  ---------------------------------------------------
 15.01 to 20.00                 2              $99,103.80            0.35%
 20.01 to 25.00                 7              430,185.70            1.52%
 25.01 to 30.00                24            1,313,677.66            4.65%
 30.01 to 35.00                47            2,779,173.57            9.84%
 35.01 to 40.00                82            4,812,172.49           17.03%
 40.01 to 45.00               129            7,151,308.04           25.32%
 45.01 to 50.00               200           11,663,313.18           41.29%
                          ----------------------------------------------------
      Total                   491          $28,248,934.44          100.00%


Credit Scores

    Range of                 Number       Statistical Cut-off     Percentage of
                                                 Date
  Credit Scores            Home Loans      Principal Balance     Home Loan Pool
---------------------   ------------------------------------------------------
  640 to 659                    18           $699,852.39             2.48%
  660 to 679                    82          3,915,552.55            13.86%
  680 to 699                   125          6,925,385.03            24.52%
  700 to 719                   149          9,213,435.76            32.62%
  720 to 739                    71          4,564,584.27            16.16%
  740 to 759                    29          1,874,050.36             6.63%
  760 to 779                    16            996,168.72             3.53%
  780 to 799                     1             59,905.36             0.21%
                        ------------------------------------------------------
      Total                    491        $28,248,934.44           100.00%







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